 U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2012

Citigroup Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, New York, New York (Address of principal executive offices)		10022 (Zip Code)

(212) 559-1000

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.

Current Report on Form 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2012, Citigroup Inc. (the “Company” or “Citi”) issued a press release announcing that Vikram Pandit resigned as Chief Executive Officer and as a member of the Board of Directors of the Company and that John Havens resigned as President and Chief Operating Officer of the Company and as Chief Executive Officer of the Company’s Institutional Clients Group. These resignations occurred after the close of business on October 15, 2012.

In connection with the departure of Mr. Pandit, the Board appointed Michael L. Corbat, as of October 15, 2012, as the Company’s new Chief Executive Officer and a member of the Board of Directors. Mr. Corbat, age 52, until his appointment as Chief Executive Officer, served as the Company’s Chief Executive Officer of Europe, Middle East and Africa where he oversaw all of the Company’s business operations in the region, including consumer banking, corporate and investment banking, securities and trading, and private banking services.  Previously, Mr. Corbat served as the Chief Executive Officer of Citi Holdings, Citi’s portfolio of non-core businesses and assets, as the Chief Executive Officer of Citi’s Global Wealth Management unit, as the Head of the Global Corporate Bank and Global Commercial Bank at Citi, and as Head of Global Emerging Markets Debt.  Mr. Corbat joined Salomon Brothers, a Citi legacy firm, in 1983, and held a number of positions including Managing Director roles in Emerging Markets, High Yield and Derivatives.  Mr. Corbat earned a bachelor’s degree in economics from Harvard University in 1983.  Mr. Corbat will receive an annual base salary of $1.5 million and regular incentive awards and benefits for his service as Chief Executive Officer of the Company.

A copy of the Company’s press release announcing the appointment of Mr. Corbat and the departures of Messrs. Pandit and Havens has been filed as Exhibit 99.1 to this Report and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

99.1	Press Release, dated October 16, 2012, issued by Citigroup Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2012	CITIGROUP INC.
	By:	/s/ Rohan Weerasinghe
Name: Rohan Weerasinghe Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number

99.1	Press Release, dated October 16, 2012, issued by Citigroup Inc.